Burger King Holdings, Inc. Reports First Quarter Results
MIAMI, FL. (May 12, 2011) — Burger King Holdings, Inc. today reported 2011 first quarter Adjusted EBITDA of $121.1 million compared to $106.2 million in the same quarter of 2010, a 14% improvement driven by reductions in general and administrative expenses following a global restructuring and the implementation of a zero-based budgeting program. The company increased global restaurant count by 50 net new restaurants in the first quarter. As previously disclosed, system-wide comparable sales growth was negative 2.8%, with the U.S. and Canada down 6.0%, EMEA/APAC up 1.7% and Latin America up 4.0%.
The company had a net loss of $6.8 million for the quarter compared to net income of $41.0 million for the same period in the prior year, primarily due to a significant increase in interest expense as a result of debt incurred in connection with the sale of the company to an affiliate of 3G Capital in October 2010; $13.0 million of costs from the sale of the company and global restructuring; a $19.6 million loss on early extinguishment of debt associated with the refinancing of its senior secured debt and negative comparable sales growth. Earlier in the quarter, the company successfully refinanced its senior secured debt to reduce annual cash interest payments by approximately $32 million. Adjusted net income was $19.9 million for the quarter compared to $38.1 million in the same period last year.
The company reported revenues of $552.0 million for the first quarter of 2011, down 8% from the same quarter last year, due to refranchising activity over the past 12 months and negative comparable sales growth. Company restaurant margins declined by 240 bps, as the benefits from a shift in product mix away from lower-margin value menu items, selective price increases and improved labor margins were more than offset by increased commodity costs, increased depreciation and amortization resulting from acquisition accounting and the deleveraging effect of negative comparable sales growth on our fixed costs.
“Continued disciplined expense management allowed us to improve our Adjusted EBITDA and Adjusted EBITDA margin at the fastest pace in 10 quarters despite negative comparable sales growth in North America and commodity price pressures,” said Daniel Schwartz, chief financial officer. “Our comparable sales growth performance and improvements to our company restaurant margins remain our top priority, particularly in North America, where we are focused on executing on the four priorities of our plan, which include operations, marketing, menu and image.”
As part of its strategy to improve restaurant margins and menu options, the company added new value to its menu with the $1, $2, $3 BK® Stacker line and continued its menu innovation with the popular Jalapeno & Cheddar BK STUFFED STEAKHOUSETM burger during the first quarter. Additionally, the company launched all new CHICKEN TENDERS® at the end of March, supported by a marketing message targeting a broader audience, and also plans to launch a soft serve ice cream offering throughout the BURGER KING® system in the U.S. by this summer, further enhancing menu options.
Shortly after the end of the first quarter, the company announced two significant initiatives: a new reduced cost 20/20 image restaurant remodel program offering financial incentives to franchisees and a third party financing facility available to U.S. franchisees participating in the remodel program to be arranged by Rabobank.

Internationally, the company’s growth strategy remains centered on continuing to grow same store sales and net restaurants. During the first quarter, 52 net new BURGER KING® restaurants were opened in international markets. Comparable sales growth also improved in EMEA/APAC and in Latin America in the first quarter compared to the same quarter last year.
Looking ahead, the company believes its improved operating cost structure and delivering on its four priorities for North America: operations, marketing, menu and image, will position it to improve the financial performance of the company and its franchisees.
Investor Conference Call
The company will host an investor conference call and webcast on Friday, May 13, 2011 at 11:00 a.m. ET to review first quarter 2011 financial results. During the call, Chief Financial Officer Daniel Schwartz, Executive Vice President and President of North America Steven Wiborg and Vice President, Controller and Chief Accounting Officer Jackie Friesner will discuss the company’s results for the first quarter of 2011.
The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay for 30 days. All persons interested in actively participating during the Q&A portion of the earnings call will need to contact Jackie Friesner at the phone number or e-mail address listed below by 9 a.m. ET on Friday, May 13, 2011.
About Burger King Holdings, Inc.
Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates more than 12,300 locations serving over 11 million guests daily in 76 countries and territories worldwide. Approximately 90 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. In October 2010, Burger King Corp. was purchased by 3G Capital, a multi-billion dollar, global investment firm focused on long-term value creation, with a particular emphasis on maximizing the potential of brands and businesses. For more information on 3G Capital, please go to http://3g-capital.com/. To learn more about Burger King Corp., please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Source: Burger King Holdings, Inc.
BKC Communications
Miguel Piedra, Vice President, Global Communications
305-378-7277
mediainquiries@whopper.com
BKC Investor Relations
Jackie Friesner, Controller and Chief Accounting Officer
305-378-3391
investor@whopper.com
Forward-Looking Statements
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations and beliefs regarding the cost of the new 20/20 restaurant remodel and our expectations and beliefs regarding our ability to improve our operating cost structure and deliver on our four priorities for North America of operations, marketing, menu and image to improve the financial performance of the company and its franchisees. The factors that could cause actual results to differ materially from our expectations are detailed in the company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Successor	Predecessor
	Three Months Ended
	March 31,		Increase / (Decrease)
	2011	2010	$	%
	(In millions)
Revenues:
Company restaurant revenues	$392.5	$439.2	$(46.7)	(11)%
Franchise revenues	132.2	129.9	2.3	2%
Property revenues	27.3	27.8	(0.5)	(2)%

Total revenues	552.0	596.9	(44.9)	(8)%
Company restaurant expenses:
Food, paper and product costs	126.7	138.0	(11.3)	(8)%
Payroll and employee benefits	120.0	138.2	(18.2)	(13)%
Occupancy and other operating costs	110.8	113.3	(2.5)	(2)%

Total company restaurant expenses	357.5	389.5	(32.0)	(8)%
Selling, general and administrative expenses	109.2	117.8	(8.6)	(7)%
Property expenses	17.9	15.2	2.7	18%
Other operating (income) expense, net	5.0	(4.5)	9.5	NM

Total operating costs and expenses	489.6	518.0	(28.4)	(5)%

Income from operations	62.4	78.9	(16.5)	(21)%

Interest expense	51.7	12.2	39.5	324%
Interest income	(1.3)	(0.3)	(1.0)	333%

Total interest expense, net	50.4	11.9	38.5	324%
Loss on early extinguishment of debt	19.6	—	19.6	NM

Income (loss) before income taxes	(7.6)	67.0	(74.6)	(111)%
Income tax expense (benefit)	(0.8)	26.0	(26.8)	(103)%

Net income (loss)	$(6.8)	$41.0	$(47.8)	(117)%

NM — not meaningful

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Key Business Measures
(unaudited)

	Successor	Predecessor
	For the
	Three Months Ended
	March 31,
	2011	2010
	(In constant currencies,
	except ARS )
Company Comparable Sales Growth:
U.S. and Canada	(6.0)%	(4.0)%
EMEA / APAC	4.7%	(3.9)%
Latin America	(4.3)%	(5.2)%
Total Company Comparable Sales Growth	(3.6)%	(4.0)%
Franchise Comparable Sales Growth:
U.S. and Canada	(6.0)%	(6.4)%
EMEA / APAC	1.4%	1.7%
Latin America	4.5%	(1.4)%
Total Franchise Comparable Sales Growth	(2.8)%	(3.7)%
Comparable Sales Growth:
U.S. and Canada	(6.0)%	(6.1)%
EMEA/APAC	1.7%	1.1%
Latin America	4.0%	(1.6)%
Total System-wide Comparable Sales Growth	(2.8)%	(3.7)%

Sales Growth:
U.S. and Canada	(5.1)%	(5.5)%
EMEA/APAC	10.3%	7.3%
Latin America	18.9%	3.0%
Total System-wide Sales Growth	1.5%	(1.5)%

Worldwide Average Restaurant Sales (ARS) (In thousands) (1)	$293	$294

(1)	The worldwide-average restaurant sales shown above includes the favorable impact of currency exchange rates of $3,000 for the three-month period ended March 31, 2011.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Restaurant Count
(unaudited)

	Successor	Predecessor
	As of March 31,
			Increase /
	2011	2010	(Decrease)
Restaurant Count Data:
Number of Company restaurants:
U.S. and Canada	981	1,030	(49)
EMEA/APAC	261	333	(72)
Latin America	97	95	2

Total Company restaurants	1,339	1,458	(119)
Number of franchise restaurants:
U.S. and Canada	6,565	6,527	38
EMEA/APAC	3,344	3,116	228
Latin America	1,053	1,014	39

Total franchise restaurants	10,962	10,657	305

Total system-wide restaurants	12,301	12,115	186

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited)

	Successor	Predecessor
	Three Months Ended March 31,
	2011	2010
Adjusted EBITDA (In millions)	$121.1	$106.2

	Twelve Months Ended
	March 31, 2011	December 31, 2010
Adjusted EBITDA (In millions)	$468.4	$453.5

	As of		As of
	March 31,		December 31,
	2011		2010
	(In millions, except ratios)
Total cash	$267.1		$207.0
Total debt(1)	$2,782.5		$2,748.6
Total net debt (2)	$2,515.4		$2,541.6
Total net debt / TTM Adjusted EBITDA	5.4	x	5.6	x

(1)	Total debt includes current and long term debt and current and long term capital leases

(2)	Total net debt is debt minus cash and cash equivalents
To supplement the company’s condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (GAAP) basis, the company provides certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, adjusted net income; adjusted income tax expense, net debt, net debt to Adjusted EBITDA ratio and general and administrative expenses before non-cash and other items.
EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business. Adjusted EBITDA represents EBITDA as further adjusted to exclude specifically identified items that management believes do not directly reflect our core operations. Adjusted EBITDA is a tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. We also believe that EBITDA and Adjusted EBITDA improve the comparability of Predecessor and Successor results of operations because the application of acquisition accounting resulted in non-comparable depreciation and amortization for Predecessor and Successor periods.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited)
EBITDA and Adjusted EBITDA are also used as part of our incentive compensation program for our executive officers and others and are factors in our tangible and intangible asset impairment tests. EBITDA and Adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S., or U.S. GAAP.
We also believe EBITDA and Adjusted EBITDA are useful to investors, analysts and other external users of our consolidated financial statements because they are widely used by investors to measure operating performance without regard to items such as income taxes, net interest expense, depreciation and amortization, non-cash stock compensation expense and other infrequent or unusual items, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired.
Because of their limitations, neither EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. Moreover, our presentation of Adjusted EBITDA is different than Adjusted EBITDA as defined in our debt agreements.
Adjusted net income measures earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. Net debt to Adjusted EBITDA ratio is used by management to evaluate and forecast the company’s business performance. Further, management believes that these non-GAAP measures provide both management and investors with a more complete understanding of operating results, capital structure and trends and an enhanced overall understanding of the company’s financial performance.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(unaudited)
Reconciliations for EBITDA, Adjusted EBITDA, adjusted income tax expense, adjusted net income and net debt to Adjusted EBITDA ratio are as follows:

	Successor	Predecessor
	Three Months Ended March 31,
	2011	2010
	(In millions)
EBITDA and Adjusted EBITDA
Net income (loss)	$(6.8)	$41.0
Interest expense, net	50.4	11.9
Loss on early extinguishment of debt	19.6	—
Income tax expense (benefit)	(0.8)	26.0
Depreciation and amortization	40.5	27.5

EBITDA	102.9	106.4
Adjustments:
Share-based compensation expense(1)	0.2	4.3
Other operating (income) expense, net(2)	5.0	(4.5)
Transaction and global restructuring costs(3)	13.0	—

Total adjustments	18.2	(0.2)

Adjusted EBITDA	$121.1	$106.2

	Twelve Months Ended
	March 31, 2011(4)	December 31, 2010(4)
	(In millions)
EBITDA and Adjusted EBITDA
Net income (loss)	$7.7	$55.5
Interest expense, net	138.0	99.5
Loss on early extinguishment of debt	19.6	—
Income tax expense (benefit)	9.9	36.7
Depreciation and amortization	136.9	123.9

EBITDA	312.1	315.6
Adjustments:
Share-based compensation expense(1)	10.0	14.1
Other operating (income) expense, net(2)	(11.6)	(21.1)
Transaction and global restructuring costs(3)	157.9	144.9

Total adjustments	156.3	137.9

Adjusted EBITDA	$468.4	$453.5

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(unaudited)

	Successor	Predecessor
	Three Months Ended March 31,
	2011	2010
	(In millions)
Adjusted net income
Net income (loss)	$(6.8)	$41.0
Income tax expense (benefit)	(0.8)	26.0

Income (loss) before income taxes	(7.6)	67.0
Adjustments:
Other operating (income) expense, net(2)	5.0	(4.5)
Transaction and global restructuring costs(3)	13.0	—
Loss on early extinguishment of debt	19.6	—

Total adjustments	37.6	(4.5)
Adjusted income before income taxes	30.0	62.5

Adjusted Income tax expense (5)	10.1	24.4

Adjusted net income	$19.9	$38.1

	As of		As of
	March 31,		December 31,
	2011		2010
	(In millions, except ratios)
Net debt to Adjusted EBITDA
Long Term Debt, net of current portion	$2,689.4		$2,652.0
Capital leases, net of current portion	62.7		63.7
Current portion of long term debt and capital leases	30.4		32.9

Total Debt	2,782.5		2,748.6
Cash and cash equivalents	267.1		207.0
Net debt	2,515.4		2,541.6
TTM Adjusted EBITDA(6)	468.4		453.5

Net debt / TTM Adjusted EBITDA	5.4	x	5.6	x

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(unaudited)

(1)	Share-based compensation expense related to expense for stock option plans, restricted stock units and restricted stock awards for our employees and directors of the company. We recognize stock-based compensation cost based on the grant date estimated fair value of each award, net of estimated forfeitures, over the employee’s requisite service period, which is generally the vesting period of the equity award.

(2)	Represents income and expenses that are not directly derived from our primary business such as gains and losses on asset and business disposals, write-offs associated with company restaurant closures, impairment charges, charges recorded in connection with acquisitions of franchise operations, gains and losses on currency transactions, gains and losses on foreign currency forward contracts and other miscellaneous items.

(3)	Represents expenses incurred related to the sale of the company and global restructuring, including (1) $2.5 million of professional fees and (2) $10.5 million of severance benefits and other severance-related costs incurred during the three months ended March 31, 2011.

(4)	As previously reported by the company, on October 19th, 2011, affiliates of 3G Capital acquired all of the outstanding equity of the company. Accounting principles generally accepted in the United States require operating results for the company prior to the October 19, 2011 acquisition to be presented as Predecessor’s results in the historical financial statements. Operating results for the company subsequent to the October 19, 2011 acquisition are presented as Successor results in our historical financial statements. References to the twelve months ended March 31, 2011, relate to the combined results of the April 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through March 31, 2011 results for the Successor. References to the twelve months ended December 31, 2010, relate to the combined results of the January 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through December 31, 2010 results for the Successor. We believe that the discussion of our combined results allow a more meaningful way to discuss our performance.

(5)	Adjusted income tax expense for the three months ended March 31, 2011 and 2010 is calculated using the company’s actual tax rate for all items with the exception of the adjustments listed above to which a U.S. federal and state tax rate of 28.9% and 35.1%, respectively, has been applied.

(6)	Calculated for the twelve month period ended March 31, 2011 and December 31, 2010, respectively.

Burger King Holdings, Inc. and Subsidiaries
Supplementary Data
(unaudited)
Company Restaurant Margin

	Successor		Predecessor
	Three Months Ended March 31,
	2011		2010
		% of		% of
		Company		Company
		Restaurant		Restaurant
	$	Revenues	$	Revenues
	(In millions, except %’s)
Company restaurant expenses:
Food, paper and product costs	$126.7	32.3%	$138.0	31.4%
Payroll and employee benefits	120.0	30.6%	138.2	31.5%
Occupancy and other operating costs:
Depreciation and amortization	23.7	6.0%	20.2	4.6%
Other occupancy and operating costs	87.1	22.2%	93.1	21.2%

Total occupancy and other operating costs	110.8	28.2%	113.3	25.8%

Total Company restaurant expenses	357.5	91.1%	389.5	88.7%

Company restaurant margin	$35.0	8.9%	$49.7	11.3%

Reconciliations for total general and administrative expenses and general and administrative expenses before non-cash and other items are as follows:

	Successor	Predecessor
	Three Months Ended March 31,
	2011	2010	% Change
	(In millions, except %’s)
Selling expenses	$19.0	$21.6	(12)%

General and administrative expenses before non-cash and other items:	62.9	85.4	(26)%

Share-based compensation	0.2	4.3	(95)%
Depreciation and amortization	14.1	6.5	117%
Transaction and global restructuring costs	13.0	—	NM

Total general and administrative expenses	90.2	96.2	(6)%

Selling, general and administrative expenses	$109.2	$117.8	(7)%

NM	— not meaningful